Exhibit 99.1

 Vaxart, Inc. Appoints New CEO to Accelerate Advancement of COVID-19 and Other Programs

Andrei Floroiu Appointed Chief Executive Officer

Wouter Latour, MD, to Continue as Chairman of the Board

SOUTH SAN FRANCISCO, Calif.-- (BUSINESS WIRE) – June 15, 2020 -- Vaxart, Inc. (“Vaxart” or the “Company”), a clinical-stage biotechnology company developing oral recombinant vaccines that are administered by tablet rather than by injection, announced that effective today it has appointed Andrei Floroiu as Chief Executive Officer. Mr. Floroiu is a highly experienced biopharma executive with a proven track record of value creation, with substantial financial, strategic and operational experience in the vaccine and biopharmaceutical industry. He has served as a member of Vaxart’s Board of Directors since April 2020 and will continue on the board while serving as Chief Executive Officer. Wouter Latour, MD will remain as Chairman of the Board and a director of the Company.

“I am delighted to welcome Andrei to Vaxart and want to express my deepest confidence in him as we transition Vaxart’s leadership,” said Dr. Latour. “It has been an honor to lead this incredibly talented team and advance the clinical programs of the Company for the last eight years, and the Board of Directors and I are looking forward to working with Andrei and the management team to drive the Company to the next stage of growth.”

Mr. Floroiu was most recently with Agenus, Inc., an immuno-oncology and vaccine pioneer, where he held executive positions and was responsible for structuring strategic partnerships and other transactions, including the origination and execution of a $115 million royalty transaction based on GSK’s Shingrix vaccine. Prior to Agenus, Mr. Floroiu was a Managing Director at Exigo Capital providing strategic advice to C-suite executives and Boards. Mr. Floroiu also brings prior biopharma investment and advisory experience with The Invus Group, a leading healthcare investment firm, and McKinsey & Co, a leading management consultancy. Mr. Floroiu holds an MBA from the Wharton School, an MSc from the University of Maryland, and an Engineering degree from the Politechnica University of Bucharest.

“This is an exciting time for Vaxart, with tremendous prospects for growth and value creation in the new world ushered in by the coronavirus crisis,” said Andrei Floroiu. “Wouter and the Vaxart team brought the company to the remarkable position of playing a potentially crucial role in the reopening of America, and the world, by rapidly advancing the development of what could be the most effective and most convenient COVID-19 vaccine. I am convinced that our work on COVID-19 will further validate the unique potential of Vaxart’s oral vaccine technology against other viral threats and as a rapid response pandemic platform. Our strong balance sheet, with almost $30 million in cash as of March 31st, enables us to intensify our efforts, while also building upon the interest in the Company’s disruptive vaccine platform.”

“With Andrei’s appointment, we are pleased to have a seasoned executive with experience in vaccines and business development to build out the Company and set it on a path of sustainable growth,” said Steven Boyd, a member of Vaxart’s Board of Directors. “As Vaxart’s largest institutional investor, and having personally known Andrei since we both worked at McKinsey, I have great confidence in his ability to generate substantial shareholder value by unlocking the Company’s tremendous potential. Vaxart has a strong balance sheet, a recurring royalty stream from Inavir® marketed by Daiichi Sankyo to provide working capital, and multiple potential partnership opportunities.”

About Vaxart

Vaxart is a clinical-stage biotechnology company primarily focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform. Vaxart’s vaccines are designed to generate broad and durable immune responses that protect against a wide range of infectious diseases and may also be useful for the treatment of chronic viral infections and cancer. Vaxart’s vaccines are administered using a convenient room temperature-stable tablet, rather than by injection. Vaxart believes that tablet vaccines are easier to distribute and administer than injectable vaccines and have the potential to significantly increase vaccination rates. Vaxart’s development programs include oral tablet vaccines that are designed to protect against coronavirus, norovirus, seasonal influenza and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV). For more information, please visit www.vaxart.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates and clinical results and trial data (including plans with respect to the COVID-19 vaccine product candidates); the ability of Vaxart’s management team to build out the Company drive sustainable growth and value creation; expectations regarding the future contributions of Vaxart’s management team; potential partnership opportunities; Vaxart’s potential role in the reopening of America, and the world; Vaxart’s expectations regarding the effectiveness and convenience of any COVID-19 vaccine; and Vaxart’s expectations with respect to the important advantages it believes its oral vaccine platform can offer over injectable alternatives, particularly for mucosal pathogens such as norovirus, flu and RSV, as well as coronaviruses such as SARS, MERS and SARS-CoV-2. Vaxart may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s control, including the recent outbreak of COVID-19; that Vaxart may not be able to obtain, maintain and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts

Brant Biehn                         Hans Herklots
Vaxart, Inc.                          LifeSci Advisors, LLC
650 550 3500                      646 978 5126
IR@vaxart.com                   hherklots@lifesciadvisors.com